UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

Myriad Genetics, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-26642

Delaware	87-0494517
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, UT 84108

(Address of principal executive offices, including zip code)

(801) 584-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 23, 2011, the Board of Directors (the “Board”) of Myriad Genetics, Inc. (the “Company”) adopted the Myriad Genetics, Inc. Restated By-Laws. The Restated By-Laws include a number of changes from the existing bylaws, including, among other things, to allow stockholder meetings to be held by means of remote communication, to implement additional disclosure requirements and other procedures for stockholders who wish to make nominations and proposals for consideration at stockholder meetings, to allow the Board to set separate record dates for stockholders entitled to notice of a meeting and to vote at the meeting, and to clarify and update certain other provisions. The Board believes that the additional disclosure requirements and other procedures for stockholder nominations and proposals will enable the Board to better analyze, evaluate and make recommendations to the Company’s stockholders with respect to such nominations and proposals and to increase the information that can be made available to stockholders if such nominations and proposals are submitted for stockholder approval. The Restated By-Laws amend the Company’s previous bylaws, primarily to:

•	Provide that meetings of stockholders may also be held by means of remote communication (Article I, Sections 1 and 2);

•	Provide that only the chairman of a stockholder meeting has the power to adjourn the meeting (previously, a majority of stockholders could adjourn the meeting) (Article I, Sections 4 and 6);

•

Require that, for nominations or other business to be properly brought before a stockholder meeting, stockholders who intend to solicit sufficient votes to elect the proposed nominee or carry the proposal must deliver a solicitation notice to the Company and have delivered a proxy statement and form of proxy to stockholders holding such votes; or if the proponent has not delivered a solicitation notice, the proponent must not have solicited proxies from stockholders holding such votes (Article I, Sections 7.C.(1) and 7.C.(1)(c)(v));

•

Require stockholders proposing director nominations to provide additional disclosures, including, among other required information: (i) a description of all compensatory arrangements and understandings and any other material relationships among any proponent and the nominee, (ii) to the extent known, the name and address of any other stockholders supporting the nomination, and (iii) a completed questionnaire and agreement from the proposed nominee in the form provided by the Company, including confirmation that the nominee is not a party (and will not become a party) to any voting agreement or commitment that has not been disclosed to the Company and, if elected, would be in compliance with the Company’s corporate governance, code of conduct and ethics, conflict of interest, insider trading and other policies and guidelines applicable to directors (Article I, Sections 7.C.(1)(a) and 7.D(4));

•

Require stockholders proposing business intended to be brought at a meeting to include in their notice the text of any proposed resolutions and, to the extent known, the name and address of any other stockholder of the Company who supports the proposal (Article I, Section 7.C.(1)(b));

•

Require stockholders proposing director nominations or other business intended to be brought at a meeting to include in their notice, among other required information: (i) information about the proponent’s ownership of the Company’s securities, including, any derivative instruments, short interests and fees related to the performance of the Company’s stock, (ii) a description of all agreements, arrangements and understandings between the proponent and any other persons in connection with the nomination or proposal, and (iii) a statement whether or not the proponent intends to deliver a proxy statement and form of proxy to holders of the number of shares required to carry the nomination or proposal (Article I, Section 7.C.(1)(c));

•

Require stockholders proposing director nominations or other business intended to be brought at a meeting to appear at the meeting or send a qualified representative in order for such matters to be considered at the meeting (Article 1, Section 7.D.(5));

•	Update the provisions regarding indemnification of directors and officers, including the entry of indemnity agreements with directors, officers, employees and agents of the Company (Article V);

•	Allow the Board to fix separate record dates for determining stockholders entitled to receive notice of a stockholder meeting and to vote at such meeting (Article VI, Section 3); and

•

Allow the Company to provide notices to stockholders by electronic transmission and to provide that attendance at a meeting shall constitute waiver of notice of the meeting except for the purpose of contesting the calling of the meeting (Article VII).

This summary of the revisions to the Company’s bylaws is not complete and is qualified in its entirety by reference to the full and complete Restated By-Laws, a copy of which is attached hereto and incorporated by reference herein as an exhibit to this Current Report on Form 8-K and is being filed pursuant to this Item 5.03 as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Myriad Genetics, Inc. Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: February 28, 2011	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Myriad Genetics, Inc. Restated By-Laws.

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